Exhibit 4.3

GUARANTEE AGREEMENT

Dated as of May    , 2012

By

SOUTHERN CALIFORNIA EDISON COMPANY, as Guarantor

GUARANTEE AGREEMENT

This GUARANTEE AGREEMENT (the “Guarantee”), dated as of May [    ], 2012, is executed and delivered by SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation (the “Guarantor”), for the benefit of the Holders (as defined herein) from time to time of the Securities (as defined herein) of SCE TRUST I, a Delaware statutory trust (the “Trust”).

RECITALS

WHEREAS, pursuant to the Declaration of Trust (as defined herein), the Trust may issue up to $[        ] aggregate liquidation amount of trust preference securities, having a liquidation amount of $25.00 per security and designated the “[    ]% Trust Preference Securities” of the Trust (the “Trust Preference Securities”), and $10,000 aggregate liquidation amount of common securities, having a liquidation amount of $25.00 per security and designated the “Common Securities” of the Trust (the “Common Securities” and, together with the Trust Preference Securities, the “Securities”); and

WHEREAS, as incentive for the Holders to purchase the Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay to the Holders of the Securities the Guarantee Payments (as defined herein) and to make certain other agreements on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the purchase by each Holder of Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Holders.

ARTICLE 1

INTERPRETATION AND DEFINITIONS

SECTION 1.1 INTERPRETATION AND DEFINITIONS.

In this Guarantee, unless the context otherwise requires:

(a) capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

(b) a term defined anywhere in this Guarantee has the same meaning throughout;

(c) all references to “the Guarantee” or “this Guarantee” are to this Guarantee as modified, supplemented or amended from time to time;

(d) all references in this Guarantee to Articles, Sections and Recitals are to Articles, Sections and Recitals of this Guarantee, unless otherwise specified;

(e) a reference to the singular includes the plural and vice versa and a reference to any masculine form of a term shall include the feminine form of a term, as applicable; and

(f) the following terms have the following meanings:

“Affiliate” has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

“Common Securities” has the meaning specified in the Recitals hereto.

“Declaration of Trust” means the Amended and Restated Declaration of Trust, dated as of the date hereof, as amended, modified or supplemented from time to time, among the trustees of the Trust named therein, the Guarantor, as sponsor, and the Holders, from time to time, of undivided beneficial ownership interests in the assets of the Trust.

“Distributions” has the meaning specified in the Declaration of Trust.

“Guarantee Payments” means the following payments or distributions, without duplication, with respect to the Securities, to the extent not paid by or on behalf of the Trust: (i) any accrued and unpaid Distributions that are required to be paid on such Securities (other than upon a voluntary or involuntary dissolution, winding-up or termination of the Trust) to the extent the Trust has sufficient funds available therefor at the time, (ii) the redemption price, plus all accrued and unpaid Distributions to the date of redemption, with respect to any Securities called for redemption by the Trust, to the extent the Trust shall have sufficient funds available therefor at the time or (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with a redemption or the distribution of Series F Preference Shares or depositary shares to the Holders in exchange for Securities as provided in the Declaration of Trust), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Securities to the date of payment, to the extent the Trust has sufficient funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to Holders in liquidation of the Trust (in either case, the “Liquidation Distribution”).

“Holder” means any holder of Securities, as registered on the books and records of the Trust; provided, however, that, in determining whether the Holders of the requisite percentage of Trust Preference Securities have given any request, notice, consent or waiver hereunder, “Holder” shall not include the Guarantor or any Affiliate of the Guarantor or any other obligor on the Trust Preference Securities.

“Majority in Liquidation Amount” means Holder(s) of outstanding Securities, voting together as a single class, who are the record owners of an aggregate liquidation amount representing more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption or liquidation, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities. In determining whether the Holders of the requisite amount of Securities have voted, Securities that are owned by the Guarantor or any Affiliate of the Guarantor or any other obligor on the Securities shall be disregarded for the purpose of any such determination.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust (whether statutory or common law trust), unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Redemption Price” has the meaning specified in the Declaration of Trust.

“Securities” has the meaning specified in the Recitals hereto.

“Series F Preference Shares” has the meaning specified in the Declaration of Trust.

ARTICLE 2

GUARANTEE

SECTION 2.1 GUARANTEE.

The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust or the Guarantor), as and when due, regardless of any defense, right of setoff or counterclaim that the Trust may have or assert. The Guarantor’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.

SECTION 2.2 WAIVERS BY GUARANTOR.

The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands, and any right to require that any action on this Guarantee be brought first against the Trust or any other Person before proceeding directly against the Guarantor. To the fullest extent permitted by law, the Guarantor waives any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, described in subdivision (a) of Section 2856 of the California Civil Code, including any rights and defenses that are or may become available to the Guarantor by reason of Sections 2787 to 2855 thereof, inclusive.

SECTION 2.3 OBLIGATIONS NOT AFFECTED.

The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall be absolute and unconditional and shall remain in full force and effect until the entire liquidation amount of all outstanding Securities shall have been paid and such obligation shall in no way be affected or impaired by reason of the happening from time to time of any event, including, without limitation, the following, whether or not with notice to, or the consent of, the Guarantor:

(a) The release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Securities to be performed or observed by the Trust;

(b) The extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with the Securities;

(c) Any failure, omission, delay or lack of diligence on the part of the Institutional Trustee (as such term is defined in the Declaration of Trust) or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Institutional Trustee or the Holders pursuant to the terms of the Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

(d) The voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

(e) Any invalidity of, or defect or deficiency in, the Securities;

(f) The settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

(g) Any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 2.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor or any other Person with respect to the happening of any of the foregoing.

No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Guarantor has or may have against any Holder shall be available hereunder to the Guarantor against such Holder to reduce the payments to it under this Guarantee.

SECTION 2.4 RIGHTS OF HOLDERS.

If the Guarantor fails to make a Guarantee Payment, a Holder may directly institute a proceeding against the Guarantor for enforcement of the Guarantee for such payment to such Holder, and the amount of the payment will be based on the Holder’s pro rata share of the amount due and owing on all of the Securities.

SECTION 2.5 GUARANTEE OF PAYMENT.

This Guarantee creates a guarantee of payment and not of collection.

SECTION 2.6 SUBROGATION.

The Guarantor shall be subrogated to all (if any) rights of the Holder against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 2.7 INDEPENDENT OBLIGATIONS.

The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in Section 2.3(a) through Section 2.3(g), inclusive, hereof.

ARTICLE 3

LIMITATION OF TRANSACTIONS; RANKING

SECTION 3.1 LIMITATION OF TRANSACTIONS.

So long as any Securities remain outstanding, if the Guarantor shall have failed to make any Guarantee Payment when due, until such Guarantee Payment is made, the Guarantor shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Guarantor’s capital stock that ranks, as to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Guarantor, equal or junior to the Series F Preference Shares (other than (a) dividends or distributions in the Guarantor’s capital stock, (b) payments under this Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan or the redemption or repurchase of any such rights pursuant thereto, and (d) repurchases, redemptions or other acquisitions of shares of capital stock of the Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of its directors, officers, employees or consultants).

SECTION 3.2 RANKING.

The obligations of the Guarantor hereunder constitute unsecured obligations of the Guarantor and rank subordinate and junior in right of payment to all indebtedness and other liabilities of the Guarantor and all capital stock of the Guarantor that by its terms ranks senior to the Series F Preference Shares as to payment of dividends and distribution of assets upon the liquidation, dissolution or winding up of the Guarantor; equal in right of payment to the Series F Preference Shares and other capital stock of the Guarantor that by its terms ranks equal in right of payment to the Series F Preference Shares as to payment of dividends and distribution of assets upon the liquidation, dissolution or winding up of the Guarantor and to any similar guarantee that the Guarantor issues on behalf of the holders of securities issued by any statutory trust the assets of which consist of capital stock of the Guarantor that ranks equal in right of payment to the Series F Preference Shares as to payment of dividends and distribution of assets upon the liquidation, dissolution or winding up of the Guarantor; and senior in right of payment to the common stock of the Guarantor and all other securities of the Guarantor that by their terms rank junior in right of payment to the Series F Preference Shares as to payment of dividends and distribution of assets upon the liquidation, dissolution or winding up of the Guarantor.

ARTICLE 4

TERMINATION

SECTION 4.1 TERMINATION.

This Guarantee shall terminate upon (i) full payment of the Redemption Price of all Securities, (ii) distribution of the Series F Preference Shares or depositary shares to the Holders of all the Securities in accordance with the Declaration of Trust or (iii) full payment of the amounts payable in accordance with the Declaration of Trust upon liquidation of the Trust. Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Securities must restore payment of any sums paid under the Securities or under this Guarantee.

ARTICLE 5

RIGHT OF DIRECT ACTION WITH RESPECT TO SERIES F

PREFERENCE SHARES

SECTION 5.1 RIGHT OF DIRECT ACTION.

The Guarantor agrees that, to the fullest extent permitted by applicable law, each Holder has the right to institute a proceeding directly against the Guarantor for enforcement of the rights of a holder of Series F Preference Shares to the extent of an interest in Series F Preference Shares corresponding to the aggregate liquidation amount of such Holder’s Securities (such right, a “right of direct action”).

ARTICLE 6

MISCELLANEOUS

SECTION 6.1 SUCCESSORS AND ASSIGNS.

All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor pursuant to which the successor or assignee agrees in writing to perform the Guarantor’s obligations hereunder, the Guarantor shall not assign its obligations hereunder.

SECTION 6.2 AMENDMENTS.

Except with respect to any changes that do not materially and adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Guarantee may not be amended without the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Securities. The provisions of Section 12.2 of the Declaration of Trust with respect to meetings of, and action by written consent of, the Holders of the Securities apply to the giving of such approval.

SECTION 6.3 BENEFIT.

This Guarantee is solely for the benefit of the Holders of the Securities and is not separately transferable from the Securities.

SECTION 6.4 GOVERNING LAW

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA.

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IN WITNESS WHEREOF, this Guarantee is executed as of the day and year first above written.

SOUTHERN CALIFORNIA EDISON COMPANY,

as Guarantor

By:
Name:
Title:

[Signature Page to Guarantee Agreement]